UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 23, 2008

ADC Telecommunications, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-1424	41-0743912
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13625 Technology Drive, Eden Prairie, Minnesota		55344
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952.938.8080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2008, the compensation committee of our board of directors approved the grant of a stock option to purchase 426,000 shares of our common stock to our Chief Executive Officer, Robert E. Switz. This stock option grant was divided between incentive stock options and non-qualified stock options, all issued pursuant to our 2008 Global Stock Incentive Plan. The exercise price under this grant is $4.85 per share. Under the terms of the grant, the stock options generally vest as to 106,500 shares of common stock every year for four years on the anniversary of the grant date. The option agreements also address vesting and exercise terms in the event of a change in control of the company or Mr. Switz' retirement or death during the term. The forms of the option agreements for this grant are filed as Exhibits 99.1 and 99.2 to this Form 8-K and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 - Form of Incentive Stock Option Agreement
99.2 - Form of Nonqualified Stock Option Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADC Telecommunications, Inc.

December 30, 2008	By:	James G. Mathews

Name: James G. Mathews
Title: Vice President, Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Form of Incentive Stock Option Agreement
99.2	Form of Nonqualified Stock Option Agreement